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                                                                     Exhibit 5.1
                                McGuireWoods LLP
                         9 West 57th Street, Suite 1620
                          New York, New York 10019-2602

November 25, 2002

Sean Y. Fulda
Chairman of the Board of Directors
UniverCell Holdings, Inc.
1777 Reisterstown Road, Suite 295
Baltimore, MD 21208

Dear Mr. Fulda,

     We are acting as counsel to UniverCell Holdings, Inc., a Florida corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), Registration Statement on Form SB-2MEF dated November 25, 2002 registering for resale 1,986,580 shares of common stock, par value $0.0001 per share of the Company ("Common Stock"), Registration Statement No. 333-89032 dated October 18, 2002 (the "Earlier Registration Statement") relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 9,932,904 shares of Common Stock. This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

     In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the Earlier Registration Statement, the Articles of Incorporation and the Bylaws of the Company and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

     Based upon the foregoing, it is our opinion that the 1,986,580 shares of Common Stock covered by the Registration Statement are authorized, validly issued, fully paid and nonassessable.

     The opinion expressed above is limited to matters governed by the laws of the State of Florida. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                         Very truly yours,

                         McGuireWoods, LLP

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